Exhibit 10.37
December 29, 2006
General Electric Capital Corporation
500 West Monroe
Chicago, Illinois 60661
     Re: GE Capital Fee Letter
Gentlemen:
     Reference is hereby made to that certain Fifth Amended and Restated Credit Agreement, dated as of December 29, 2006 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) by and among General Electric Capital Corporation (individually, “GE Capital”) as Agent and a Lender, Wilsons Leather Holdings Inc., as Borrower (“Borrower”) and the other Credit Parties and Lenders signatory thereto from time to time. All defined terms herein shall have the respective meanings given to them in the Credit Agreement.
     In addition to any fees or other amounts payable by Borrower to GE Capital or Agent under the terms of the Credit Agreement, Borrower agrees to pay to GE Capital or Agent the following fees:
     (1) If Term Loan B is prepaid or repaid for any reason on or after the date hereof, Borrower shall, at the time of such payment or prepayment, pay to GE Capital as liquidated damages and compensation for the costs of being prepared to make Term Loan B available (i) in the case of a prepayment on or after the date hereof but on or prior to June 30, 2008, an amount equal to one percent (1.00%) multiplied by the principal amount of Term Loan B then being prepaid or repaid, (ii) in the case of a prepayment after June 30, 2008 but on or prior to June 30, 2009, an amount equal to one half percent (0.50%) multiplied by the principal amount of Term Loan B then being prepaid or repaid and (iii) in the case of a prepayment after June 30, 2009, an amount equal to zero dollars ($0) (the “Term Loan B Prepayment Fee”). The parties hereto agree that this Section (1) replaces and supercedes Section (1) of that certain Letter Agreement dated as of April 27, 2004 between GE Capital and the Borrower, as replaced and superseded by Section (1) of that certain Letter Agreement dated as of March 2, 2005 between GE Capital and the Borrower and as subsequently replaced and superseded by Section (1) of that certain Letter Agreement dated as of January 31, 2006 between GE Capital and the Borrower.
     (2) On the Closing Date, an arrangement fee to Agent in an amount equal to $202,500.

General Electric Capital Corporation
December 29, 2006

     The fees set forth above shall be deemed fully earned on the date of required payment thereof and shall be non-refundable when paid.
[Signature Page Follows]

Very truly yours,

WILSONS LEATHER HOLDINGS INC.

By:	/s/ Stacy A. Kruse

Title:	Chief Financial Officer and Treasurer
ACCEPTED AND AGREED:
GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Kristina M. Miller
Its Duly Authorized Signatory
[Signature Page To GE Capital Fee Letter]